Exhibit 99.1

AÉROPOSTALE PROVIDES HOLIDAY SALES RESULTS AND
UPDATES FOURTH QUARTER OUTLOOK

New York, New York - January 8, 2015 - Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today announced that total net sales for the nine-week period ended January 3, 2015 decreased 11% to $507.8 million, from $572.0 million for the nine-week period ended January 4, 2014.

Comparable sales, including the e-commerce channel, for the nine-week period ended January 3, 2015 decreased 9% compared to a 15% decrease last year.

Julian R. Geiger, Chief Executive Officer, commented, “During the holiday period, we achieved higher margins than originally expected, while delivering comparable sales results that were consistent with our original guidance for the quarter. We continue to manage our inventory appropriately and expect to end the fourth quarter in a clean position. As we approach the beginning of a new fiscal year, our entire organization remains committed to improving our business and executing our strategies for 2015, which were outlined on our most recent earnings call.”

Based on better than expected margins and expense management, the Company now expects operating losses for the fourth quarter of fiscal 2014 in the range of $18.0 to $23.0 million, which translates to a net loss in the range of approximately $0.25 to $0.31 per diluted share. This revised outlook compares to the Company’s previously issued guidance of operating losses in the range of $28.0 to $34.0 million, which translated to a net loss in the range of $0.37 to $0.44 per diluted share. This earnings guidance does not include the impact of any asset impairments, accelerated store closure costs, or real estate consulting fees.

The Company expects to announce fourth quarter and fiscal 2014 earnings results on Thursday, March 12, 2015 at 4:15 PM (EST).

About Aéropostale, Inc.
Aéropostale®, Inc. is a primarily mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-olds through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high quality fashion and fashion basic merchandise at compelling values in an exciting store environment. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can be purchased in Aéropostale® stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 839 Aéropostale® stores in 50 states and Puerto Rico, 69 Aéropostale stores in Canada and 114 P.S. from Aéropostale® stores in 31 states. In addition, pursuant to various licensing agreements, our licensees currently operate 238 Aéropostale® and P.S. from Aéropostale® locations in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, Inc., an online women’s fashion footwear and apparel retailer.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY’S ABILITY TO IMPLEMENT AND REALIZE THE ANTICIPATED BENEFITS OF THE COMPANY’S

STRATEGIC INITIATIVES AND COST REDUCTION PROGRAM, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.